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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Quidel Corporation of our report dated May 11, 1998, included in the 1998 Annual Report to Shareholders of Quidel Corporation.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35355, 333-10503) and Form S-3 (No. 333-00667) of Quidel
Corporation of our report dated May 11, 1998, with respect to the consolidated financial statements of Quidel Corporation incorporated by reference in the Annual Report (Form 10-K) of Quidel Corporation for the year ended March 31, 1998.




                                                ERNST & YOUNG LLP

San Diego, California
June 29, 1998

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